Registration No.


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                  FORM S-8

                            REGISTRATION STATEMENT
                                    under
                          the Securities Act of 1933

                                  NICOR Inc.
                            (Name of registrant)


                  ILLINOIS                       36-2855175
          (State of Incorporation)    (IRS Employer Identification No.)

                               1844 Ferry Road
                      Naperville, Illinois  60563-9600
                  (Address of principal executive offices)

                                  NICOR Inc.
                        1997 Long-Term Incentive Plan
                          (Full title of the plan)

                             David L. Cyranoski
                 Senior Vice President, Secretary and Controller
                                  NICOR Inc.
                               1844 Ferry Road
                      Naperville, Illinois  60563-9600
                   (Name and address of agent for service)

      Telephone number, including area code, of agent for service (630) 305-9500

                            CALCULATION OF REGISTRATION FEE

                                                    Proposed   Proposed
                                                    Maximum    Maximum
              Title                   Amount        Offering  Aggregate     Amount of
          of Securities                to be       Price per   Offering   Registration
        being Registered            Registered       Share*     Price*         Fee

Common Stock, par value $2.50    1,005,200 shares   $ 34.25  $ 34,428,100    $ 10,433
<F1>
*   In accordance with Rule 457(h), the prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock as reported in the New York Stock Exchange Composite
    Transactions on June 3, 1997.





Pursuant to General Instruction E to Form S-8, the contents of the company's Registration Statement on Form S-8, File No. 33-31029, as amended by Post-Effective Amendment No. 1 thereto (the Prior Registration Statement) are incorporated herein by reference. This Registration Statement covers 1,005,200 shares which, together with the 994,800 shares being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 2,000,000 shares issuable under the NICOR 1997 Long-Term Incentive Plan.




                                Part II.
           Information Required in the Registration Statement


Item 8.  Exhibits

     Reference is made to the Exhibit Index on page S-3 filed herewith.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NICOR Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at its general office, 1844 Ferry Road, Naperville, Illinois, on the 6th day of June, 1997.

                                    NICOR Inc.


                                    By       DAVID L. CYRANOSKI
                                             David L. Cyranoski
                                           Senior Vice President,
                                          Secretary and Controller


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities indicated on June 6, 1997.

            Signature                            Title

         THOMAS L. FISHER             Chairman, President, Chief
         Thomas L. Fisher           Executive Officer and Director

        DAVID L. CYRANOSKI             Senior Vice President,
        David L. Cyranoski          Secretary and Controller and
                                     Principal Financial Officer

     ROBERT M. BEAVERS, JR.*                   Director

     BRUCE P. BICKNER*                         Director

     W. H. CLARK*                              Director

     JOHN E. JONES*                            Director

     DENNIS J. KELLER*                         Director

     CHARLES S. LOCKE*                         Director

     SIDNEY R. PETERSEN*                       Director

     DANIEL R. TOLL*                           Director

     PATRICIA A. WIER*                         Director



                               *By           MARIANNE T. LORENZ
                                    Marianne T. Lorenz (Attorney-in-fact)


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                                EXHIBIT INDEX


Exhibit
 Number                          Description of Document

  4.01* Articles of Incorporation of the Company. (File No. 2-55451, Form S-14, Exhibit 1-03 and Exhibit B of Amendment No. 1 thereto.)

  4.02* Amendment to Articles of Incorporation of the Company. (Proxy Statement dated April 20, 1979, Item 3 thereto.)

  4.03* Amendment to Articles of Incorporation of the Company. (File No. 2-68777, Form S-16, Exhibit 2-01.)

  4.04* Amendment to Articles of Incorporation of the Company. (File No. 1-7297, Form 10-K for 1985, Exhibit 3-03.)

  4.05* Amendment to Articles of Incorporation of the Company. (Proxy Statement dated March 12, 1987, Exhibit A and Exhibit B thereto.)

  4.06* Amendment to Articles of Incorporation of the Company. (File No. 1-7297, Form 10-K for 1992, Exhibit 3-06.)

  4.07* Amendments to Articles of Incorporation of the Company. (Proxy Statement dated March 9, 1994, Exhibit A-1 and Exhibit B thereto.)

  4.08* By-laws of the Company as amended by the Company's Board of Directors on May 3, 1995. (File No. 1-7297, Form 10-Q for March 1995, Exhibit 3(ii).01.)

  5.01     Legal Opinion.

 23.01     Consent of Independent Public Accountants.

 23.02 Consent of Counsel. (Reference is made to Exhibit 5.01 for this Consent.)

 24.01     Powers of Attorney.



* The exhibits listed above have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.


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